Exhibit No. 10.7

Las Vegas Railway Express, Inc.
Board of Directors
6650 Via Austi Parkway, Suite 170
Las Vegas, NV  89119

July 19, 2010

Gentlemen:

I herewith tender my resignation as Chief Financial Officer and Treasurer, to take affect as of the date this resignation document is executed by my hand herein.

As a result of my resignation the Company agrees to indemnify me from any and all corporate activities resulting from the actions of the forthcoming directors, officers, and management of the Company.

Very truly yours,

Dated this 19th day of July 2010
By: /s/Theresa Carlise
Theresa Carlise